Earnings Release

Mastercard Incorporated Reports
Third-Quarter 2018 Financial Results

•	Record third-quarter net income of $1.9 billion, or $1.82 per diluted share

•	Record third-quarter adjusted net income of $1.9 billion, or $1.78 per adjusted diluted share

•	Record third-quarter net revenue of $3.9 billion, or an increase of 15%

•	Third-quarter gross dollar volume up 13% and purchase volume up 15%

Purchase, NY - October 30, 2018 - Mastercard Incorporated (NYSE: MA) today announced financial results for the third quarter 2018.

“We had another very strong quarter, delivering solid top- and bottom-line growth ,” said Ajay Banga, Mastercard president and CEO. “Our business wins and new partnerships, strengthened by our differentiated services offerings, are helping drive our global momentum. We are continuing to invest for the long term with a focus on secure and convenient solutions that will help us grow our core business and address new payment flows.”

Quarterly Results

Summary of Third-Quarter Operating Results Amounts in billions ($), except per share data			Increase / (Decrease)
	Q3 2018	Q3 2017	Reported GAAP	Currency-neutral
Net revenue	$3.9	$3.4	15%	17%
Operating expenses	$1.6	$1.5	11%	12%
Operating income	$2.3	$1.9	18%	21%
Operating margin	58.7%	57.1%	1.5 ppt	1.9 ppt
Effective income tax rate	16.1%	26.0%	(9.9) ppt	(9.8) ppt
Net income	$1.9	$1.4	33%	36%
Diluted earnings per share	$1.82	$1.34	36%	39%

Summary of Third-Quarter Non-GAAP Results[1] Amounts in billions ($), except per share data			Increase / (Decrease)
	Q3 2018	Q3 2017	As adjusted	Currency-neutral
Net revenue	$3.9	$3.4	15%	17%
Adjusted operating expenses	$1.6	$1.5	9%	10%
Adjusted operating margin	59.4%	57.1%	2.3 ppt	2.6 ppt
Adjusted effective income tax rate	19.1%	26.0%	(6.9) ppt	(6.8) ppt
Adjusted net income	$1.9	$1.4	30%	33%
Adjusted diluted earnings per share	$1.78	$1.34	33%	36%

1 The Summary of Non-GAAP Results excludes the impact of special items (“Special Items”) and/or foreign currency. See Non-GAAP reconciliations starting on page 13 for further information on the Special Items, the impact of foreign currency and the reconciliation to GAAP reported amounts.

-more-

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The following additional details are provided to aid in understanding Mastercard’s third-quarter 2018 results, versus the year-ago period:

•
Net revenue increased 15% as reported, or 17% on a currency-neutral basis. The new revenue recognition rules contributed 3 percentage points to this growth. Excluding this item, underlying revenue growth was 14%, driven by the impact of the following factors:

◦	An increase in switched transactions of 16%, adjusted for the impact of the Venezuela deconsolidation, to 18.8 billion.

◦	An increase in cross-border volumes of 17% on a local currency basis.

◦	A 13% increase in gross dollar volume, on a local currency basis, to $1.5 trillion.

◦	These increases were partially offset by an increase in rebates and incentives, primarily due to new and renewed agreements and increased volumes.

•
Total operating expenses increased 11%, or 12% on a currency-neutral basis. Excluding the impact of Special Items, adjusted operating expenses increased 9%, or 10% on a currency-neutral basis. This includes a 2 percentage point increase related to the new revenue recognition rules, offset by a 2 percentage point benefit associated with foreign exchange hedging losses in the year-ago period. Excluding these items, operating expenses grew at 10%, primarily related to our continued investments in strategic initiatives.

•
Other income (expense) was unfavorable versus the year ago period, primarily due to higher interest expense related to the company’s debt issuance in February 2018 and the lapping of a gain relating to an investment taken in the same quarter last year, partially offset by higher investment income.

•
The effective tax rate for the third quarter of 2018 was 16.1%, versus 26.0% for the comparable period in 2017, primarily due to a lower enacted statutory tax rate in the United States. Excluding Special Items, the adjusted effective tax rate for the third quarter was 19.1%, versus 26.0% for the comparable period in 2017. On an adjusted basis, U.S. tax reform contributed approximately 4.2 percentage points to the lower tax rate, versus year ago.

•	As of September 30, 2018, the company’s customers had issued 2.5 billion Mastercard and Maestro-branded cards, adjusted for the impact of the Venezuela deconsolidation.

Return of Capital to Shareholders

During the third quarter of 2018, Mastercard repurchased approximately 5.6 million shares at a cost of $1.2 billion and paid $260 million in dividends. Quarter-to-date through October 25, the company repurchased an additional 1.8 million shares at a cost of $385 million, which leaves $0.8 billion remaining under current repurchase program authorizations.

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Year-to-Date Results for the Nine Months Ended September 30, 2018

Summary of Year-to-Date Operating Results Amounts in billions ($), except per share data			Increase / (Decrease)
	YTD 2018	YTD 2017	Reported GAAP	Currency-neutral
Net revenue	$11.1	$9.2	21%	20%
Operating expenses	$5.1	$4.1	25%	24%
Operating income	$6.0	$5.1	19%	18%
Operating margin	54.3%	55.5%	(1.2) ppt	(1.3) ppt
Effective income tax rate	17.2%	26.8%	(9.6) ppt	(9.5) ppt
Net income	$5.0	$3.7	34%	33%
Diluted earnings per share	$4.73	$3.43	38%	36%

Summary of Year-to-Date Non-GAAP Results[1] Amounts in billions ($), except per share data			Increase / (Decrease)
	YTD 2018	YTD 2017	As adjusted	Currency-neutral
Net revenue	$11.1	$9.2	21%	20%
Adjusted operating expenses	$4.7	$4.1	16%	15%
Adjusted operating margin	57.6%	55.7%	1.9 ppt	1.9 ppt
Adjusted effective income tax rate	18.5%	26.8%	(8.3) ppt	(8.2) ppt
Adjusted net income	$5.2	$3.7	40%	39%
Adjusted diluted earnings per share	$4.94	$3.44	44%	42%
1 The Summary of Non-GAAP Results excludes the impact of special items (“Special Items”) and/or foreign currency. See Non-GAAP reconciliations starting on page 13 for further information on the Special Items, the impact of foreign currency and the reconciliation to GAAP reported amounts.
The following additional details are provided to aid in understanding Mastercard’s year-to-date 2018 results, versus the year-ago period:

•
Net revenue increased 21% as reported, or 20% on a currency-neutral basis. The new revenue recognition rules and acquisitions contributed 3 and 1 percentage points to this growth, respectively. Excluding those items, underlying revenue growth was 16%, driven by the impact of the following factors:

◦	An increase in switched transactions of 17%, adjusted for the impact of the Venezuela deconsolidation, to 53.7 billion.

◦	An increase in cross-border volumes of 19% on a local currency basis.

◦	A 14% increase in gross dollar volume, on a local currency basis, to $4.4 trillion.

◦	These increases were partially offset by an increase in rebates and incentives, primarily due to new and renewed agreements and increased volumes.

•
Total operating expenses increased 25%, or 24% on a currency-neutral basis. Excluding the impact of Special Items, adjusted operating expenses increased 16%, or 15% on a currency-neutral basis. The new revenue recognition rules, acquisitions, and our contribution to the Mastercard Center for Inclusive Growth, a non-profit charitable organization, each contributed 3 percentage points to this growth, partially offset by a 3 percentage point benefit associated with hedging gains and balance sheet remeasurement. Excluding these items, operating expenses grew at 10%, primarily related to our continued investments in strategic initiatives.

•	Other income (expense) was relatively flat versus the year-ago period.

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•
The effective tax rate for the first nine months of 2018 was 17.2%, versus 26.8% for the comparable period in 2017, primarily due to a lower enacted statutory tax rate in the United States. Excluding Special Items, the adjusted effective tax rate for the first nine months was 18.5%, versus 26.8% for the comparable period in 2017. On an adjusted basis, U.S. tax reform contributed approximately 4 percentage points to the lower tax rate, versus year ago.

Third-Quarter Financial Results Conference Call Details

At 9:00 a.m. ET today, the company will host a conference call to discuss its third-quarter results.

The dial-in information for this call is 833-236-5755 (within the U.S.) and 647-689-4183 (outside the U.S.). A replay of the call will be available for 30 days and can be accessed by dialing 800-585-8367 (within the U.S.) and 416-621-4642 (outside the U.S.), using passcode 7897068.

This call can also be accessed through the Investor Relations section of the company’s website at  www.mastercard.com/investor. Presentation slides used on this call will also be available on the website.

Non-GAAP Financial Information

The company has presented certain financial data that are considered non-GAAP financial measures that are reconciled to their most directly comparable GAAP measures in the accompanying tables.

The presentation of growth rates on a currency-neutral basis represents a non-GAAP measure and are calculated by remeasuring the prior period’s results using the current period’s exchange rates for both the translational and transactional impacts in our operating results.

About Mastercard Incorporated

Mastercard (NYSE: MA), www.mastercard.com, is a technology company in the global payments industry.  Our global payments processing network connects consumers, financial institutions, merchants, governments and businesses in more than 210 countries and territories.  Mastercard products and solutions make everyday commerce activities - such as shopping, traveling, running a business and managing finances - easier, more secure and more efficient for everyone.  Follow us on Twitter @MastercardNews, join the discussion on the Beyond the Transaction Blog and subscribe for the latest news on the Engagement Bureau.

Forward-Looking Statements

This press release contains forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts may be forward-looking statements. When used in this press release, the words “believe”, “expect”, “could”, “may”, “would”, “will”, “trend” and similar words are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements that relate to Mastercard’s future prospects, developments and business strategies. We caution you to not place undue reliance on these forward-looking statements, as they speak only as of the date they are made. Except for the company’s ongoing obligations under the U.S. federal securities laws, the company does not intend to update or otherwise revise the forward-looking information to reflect actual results of operations, changes in financial condition, changes

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in estimates, expectations or assumptions, changes in general economic or industry conditions or other circumstances arising and/or existing since the preparation of this press release or to reflect the occurrence of any unanticipated events.

Many factors and uncertainties relating to our operations and business environment, all of which are difficult to predict and many of which are outside of our control, influence whether any forward-looking statements can or will be achieved. Any one of those factors could cause our actual results to differ materially from those expressed or implied in writing in any forward-looking statements made by Mastercard or on its behalf, including, but not limited to, the following factors:

•
direct regulation of the payments industry (including regulatory, legislative and litigation activity with respect to interchange fees, surcharging and the extension of current regulatory activity to additional jurisdictions or products)

•	the impact of preferential or protective government actions

•
regulation to which we are directly or indirectly subject based on our participation in the payments industry (including anti-money laundering and economic sanctions, financial sector oversight, real-time account-based payment systems, issuer practice regulation and regulation of internet and digital transactions)

•	the impact of changes in laws, including the recent U.S. tax legislation, regulations and interpretations thereof, or challenges to our tax positions

•	regulation of privacy, data protection and security

•	potential or incurred liability and limitations on business resulting from litigation

•	the impact of competition in the global payments industry (including disintermediation and pricing pressure)

•	the challenges relating to rapid technological developments and changes

•	the challenges relating to operating an account-based payment system in addition to our core network and to working with new customers and end users

•	the impact of information security incidents, account data breaches, fraudulent activity or service disruptions on our business

•
issues related to our relationships with our financial institution customers (including loss of substantial business from significant customers, competitor relationships with our customers and banking industry consolidation)

•	the impact of our relationships with other stakeholders, including merchants and governments

•	exposure to loss or illiquidity due to settlement guarantees and other significant third-party obligations

•
the impact of global economic and political events and conditions (including global financial market activity, declines in cross-border activity, negative trends in consumer spending, the effect of adverse currency fluctuation and the effects of the U.K.’s proposed withdrawal from the E.U.)

•	reputational impact, including impact related to brand perception

•	issues related to acquisition integration, strategic investments and entry into new businesses

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For additional information on these and other factors that could cause Mastercard’s actual results to differ materially from expected results, please see the company’s filings with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K for the year ended December 31, 2017 and any subsequent reports on Forms 10-Q and 8-K.

###

Contacts:
Investor Relations: Warren Kneeshaw or Gina Accordino, investor.relations@mastercard.com, 914-249-4565.
Media Relations: Seth Eisen, Seth.Eisen@mastercard.com, 914-249-3153.

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MASTERCARD INCORPORATED
CONSOLIDATED STATEMENT OF OPERATIONS
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(in millions, except per share data)
Net Revenue	$3,898	$3,398	$11,143	$9,185
Operating Expenses
General and administrative	1,236	1,136	3,684	3,162
Advertising and marketing	235	203	694	587
Depreciation and amortization	111	118	346	321
Provision for litigation settlements	29	—	371	15
Total operating expenses	1,611	1,457	5,095	4,085
Operating income	2,287	1,941	6,048	5,100
Other Income (Expense)
Investment income	31	15	79	44
Interest expense	(48)	(35)	(139)	(113)
Other income (expense), net	(6)	11	1	7
Total other income (expense)	(23)	(9)	(59)	(62)
Income before income taxes	2,264	1,932	5,989	5,038
Income tax expense	365	502	1,029	1,350
Net Income	$1,899	$1,430	$4,960	$3,688

Basic Earnings per Share	$1.83	$1.34	$4.75	$3.45
Basic Weighted-Average Shares Outstanding	1,037	1,063	1,044	1,071
Diluted Earnings per Share	$1.82	$1.34	$4.73	$3.43
Diluted Weighted-Average Shares Outstanding	1,043	1,068	1,050	1,075

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MASTERCARD INCORPORATED
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	September 30, 2018	December 31, 2017
	(in millions, except per share data)
ASSETS
Cash and cash equivalents	$6,871	$5,933
Restricted cash for litigation settlement	550	546
Investments	1,622	1,849
Accounts receivable	2,277	1,969
Settlement due from customers	1,335	1,375
Restricted security deposits held for customers	1,034	1,085
Prepaid expenses and other current assets	1,375	1,040
Total Current Assets	15,064	13,797
Property, plant and equipment, net of accumulated depreciation of $813 and $714, respectively	876	829
Deferred income taxes	502	250
Goodwill	2,950	3,035
Other intangible assets, net of accumulated amortization of $1,198 and $1,157, respectively	1,023	1,120
Other assets	2,925	2,298
Total Assets	$23,340	$21,329
LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS AND EQUITY
Accounts payable	$382	$933
Settlement due to customers	1,155	1,343
Restricted security deposits held for customers	1,034	1,085
Accrued litigation	920	709
Accrued expenses	4,745	3,931
Current portion of long-term debt	500	—
Other current liabilities	973	792
Total Current Liabilities	9,709	8,793
Long-term debt	5,858	5,424
Deferred income taxes	50	106
Other liabilities	1,856	1,438
Total Liabilities	17,473	15,761

Commitments and Contingencies

Redeemable Non-controlling Interests	71	71

Stockholders’ Equity
Class A common stock, $0.0001 par value; authorized 3,000 shares, 1,386 and 1,382 shares issued and 1,023 and 1,040 outstanding, respectively	—	—
Class B common stock, $0.0001 par value; authorized 1,200 shares, 12 and 14 issued and outstanding, respectively	—	—
Additional paid-in-capital	4,526	4,365
Class A treasury stock, at cost, 364 and 342 shares, respectively	(24,807)	(20,764)
Retained earnings	26,726	22,364
Accumulated other comprehensive income (loss)	(670)	(497)
Total Stockholders’ Equity	5,775	5,468
Non-controlling interests	21	29
Total Equity	5,796	5,497
Total Liabilities, Redeemable Non-controlling Interests and Equity	$23,340	$21,329

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MASTERCARD INCORPORATED
CONSOLIDATED STATEMENT OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended September 30,
	2018	2017
	(in millions)
Operating Activities
Net income	$4,960	$3,688
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of customer and merchant incentives	885	761
Depreciation and amortization	346	321
Share-based compensation	153	137
Deferred income taxes	(209)	(56)
Other	11	22
Changes in operating assets and liabilities:
Accounts receivable	(317)	(321)
Settlement due from customers	39	(105)
Prepaid expenses	(1,174)	(1,286)
Accrued litigation and legal settlements	202	(12)
Restricted security deposits held for customers	(51)	35
Accounts payable	(44)	85
Settlement due to customers	(186)	54
Accrued expenses	461	380
Net change in other assets and liabilities	(185)	138
Net cash provided by operating activities	4,891	3,841
Investing Activities
Purchases of investment securities available-for-sale	(953)	(531)
Purchases of investments held-to-maturity	(400)	(925)
Proceeds from sales of investment securities available-for-sale	491	153
Proceeds from maturities of investment securities available-for-sale	291	371
Proceeds from maturities of investments held-to-maturity	762	872
Purchases of property, plant and equipment	(255)	(214)
Capitalized software	(126)	(87)
Acquisition of businesses, net of cash acquired	—	(1,175)
Investment in nonmarketable equity investments	(32)	(128)
Other investing activities	(15)	41
Net cash used in investing activities	(237)	(1,623)
Financing Activities
Purchases of treasury stock	(4,045)	(2,731)
Dividends paid	(785)	(709)
Proceeds from debt	991	—
Payment of debt	—	(64)
Tax withholdings related to share-based payments	(79)	(46)
Cash proceeds from exercise of stock options	92	48
Other financing activities	(7)	8
Net cash used in financing activities	(3,833)	(3,494)
Effect of exchange rate changes on cash, cash equivalents, restricted cash and restricted cash equivalents	65	194
Net increase (decrease) in cash, cash equivalents, restricted cash and restricted cash equivalents	886	(1,082)
Cash, cash equivalents, restricted cash and restricted cash equivalents - beginning of period	7,592	8,273
Cash, cash equivalents, restricted cash and restricted cash equivalents - end of period	$8,478	$7,191

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MASTERCARD INCORPORATED OPERATING PERFORMANCE

	For the 3 Months Ended September 30, 2018
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$447	9.7%	13.0%	$305	13.4%	5,471	20.2%	$142	12.1%	1,554	765
Canada	44	5.8%	10.3%	42	10.4%	650	11.6%	2	9.0%	6	59
Europe	437	10.4%	18.2%	288	22.0%	7,764	29.0%	148	11.5%	1,056	516
Latin America	99	2.2%	16.3%	63	21.7%	2,303	19.4%	37	8.2%	272	178
Worldwide less United States	1,026	9.1%	15.4%	697	17.4%	16,187	23.7%	329	11.4%	2,888	1,518
United States	442	8.7%	8.7%	385	10.7%	6,928	9.7%	57	-3.3%	337	434
Worldwide	1,468	8.9%	13.3%	1,082	14.9%	23,115	19.2%	386	8.9%	3,225	1,952
Mastercard Credit and Charge Programs
Worldwide less United States	535	5.4%	11.7%	496	12.7%	8,431	15.4%	39	0.4%	183	631
United States	213	7.7%	7.7%	205	9.0%	2,321	8.6%	8	-16.8%	9	222
Worldwide	748	6.0%	10.5%	700	11.6%	10,752	13.9%	48	-3.2%	191	853
Mastercard Debit Programs
Worldwide less United States	491	13.4%	19.7%	202	30.7%	7,756	34.3%	290	13.1%	2,705	887
United States	229	9.5%	9.5%	180	12.6%	4,607	10.3%	49	-0.5%	328	212
Worldwide	720	12.1%	16.3%	382	21.5%	12,363	24.2%	339	10.9%	3,033	1,099

	For the 9 Months Ended September 30, 2018
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$1,340	15.1%	13.4%	$909	13.3%	15,449	19.8%	$431	13.6%	4,546	765
Canada	127	11.2%	9.7%	121	9.9%	1,839	11.1%	5	4.1%	19	59
Europe	1,278	20.2%	18.8%	842	22.2%	21,527	29.5%	436	12.6%	3,038	516
Latin America	301	9.3%	16.8%	192	21.9%	6,550	19.5%	110	8.8%	806	178
Worldwide less United States	3,046	16.4%	15.8%	2,064	17.4%	45,364	23.8%	982	12.5%	8,409	1,518
United States	1,304	9.5%	9.5%	1,128	10.7%	20,148	9.8%	176	2.3%	1,006	434
Worldwide	4,350	14.2%	13.8%	3,192	14.9%	65,512	19.1%	1,158	10.9%	9,414	1,952
Mastercard Credit and Charge Programs
Worldwide less United States	1,608	12.7%	12.0%	1,488	13.1%	23,954	15.3%	119	0.4%	533	631
United States	618	8.1%	8.1%	592	8.7%	6,589	7.7%	27	-3.9%	25	222
Worldwide	2,226	11.4%	10.9%	2,080	11.8%	30,542	13.6%	146	-0.4%	558	853
Mastercard Debit Programs
Worldwide less United States	1,438	20.8%	20.3%	575	30.1%	21,410	34.9%	863	14.5%	7,876	887
United States	685	10.8%	10.8%	536	13.1%	13,559	10.8%	149	3.5%	980	212
Worldwide	2,123	17.4%	17.0%	1,111	21.3%	34,969	24.4%	1,012	12.7%	8,856	1,099

	For the 3 months ended September 30, 2017
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$407	7.6%	8.1%	$275	8.5%	4,553	22.2%	$132	7.3%	1,375	683
Canada	41	13.3%	8.6%	39	9.2%	582	10.5%	2	-2.0%	6	50
Europe	396	17.6%	14.9%	252	16.0%	6,020	23.7%	143	13.0%	977	465
Europe Adj. for Article 8			16%		18%		26%
Latin America	97	17.1%	14.6%	61	18.2%	1,929	17.7%	36	8.9%	261	172
Worldwide less United States	941	12.8%	11.5%	628	12.4%	13,083	21.6%	313	9.9%	2,619	1,370
WW Less US Adj. for Article 8			12%		13%		23%
United States	407	6.2%	6.2%	347	6.4%	6,315	4.3%	59	4.8%	346	399
Worldwide	1,348	10.7%	9.9%	975	10.2%	19,398	15.4%	373	9.1%	2,964	1,769
Worldwide Adj. for Article 8			10%		11%		16%
Mastercard Credit and Charge Programs
Worldwide less United States	508	9.2%	8.7%	466	9.1%	7,307	13.8%	41	4.3%	185	590
United States	198	8.6%	8.6%	188	7.9%	2,137	5.9%	10	23.4%	9	207
Worldwide	705	9.0%	8.7%	654	8.8%	9,444	11.9%	52	7.6%	195	797
Mastercard Debit Programs
Worldwide less United States	433	17.3%	15.1%	161	22.9%	5,776	33.2%	272	10.8%	2,433	779
United States	209	4.0%	4.0%	160	4.7%	4,179	3.5%	49	1.6%	336	192
Worldwide	642	12.6%	11.2%	321	13.2%	9,955	18.8%	321	9.3%	2,769	972

	For the 9 Months ended September 30, 2017
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$1,165	6.3%	7.8%	$783	8.2%	12,892	23.1%	$381	7.0%	4,019	683
Canada	114	11.7%	10.2%	109	11.1%	1,655	11.5%	5	-6.1%	17	50
Europe	1,063	5.5%	7.3%	677	5.0%	16,620	11.7%	386	11.5%	2,796	465
Europe Adj. for Article 8			15%		17%		24%
Latin America	276	17.0%	15.0%	173	18.3%	5,479	17.0%	103	9.9%	775	172
Worldwide less United States	2,617	7.2%	8.4%	1,742	8.0%	36,646	16.3%	875	9.2%	7,606	1,370
WW Less US Adj. for Article 8			12%		13%		22%
United States	1,190	3.9%	3.9%	1,019	4.2%	18,351	2.0%	172	2.0%	1,004	399
Worldwide	3,808	6.2%	6.9%	2,761	6.6%	54,997	11.1%	1,047	7.9%	8,610	1,769
Worldwide Adj. for Article 8			9%		9%		14%
Mastercard Credit and Charge Programs
Worldwide less United States	1,426	6.1%	7.6%	1,308	8.0%	20,773	12.8%	118	3.3%	547	590
United States	572	6.9%	6.9%	545	6.3%	6,117	4.1%	28	19.1%	27	207
Worldwide	1,999	6.3%	7.4%	1,853	7.5%	26,889	10.7%	146	6.0%	573	797
Mastercard Debit Programs
Worldwide less United States	1,191	8.6%	9.4%	434	8.1%	15,873	21.2%	757	10.2%	7,060	779
United States	618	1.2%	1.2%	474	1.9%	12,234	0.9%	144	-0.8%	977	192
Worldwide	1,809	6.0%	6.5%	908	4.7%	28,108	11.4%	901	8.3%	8,037	972

APMEA = Asia Pacific / Middle East / Africa
Note that the figures in the preceding tables may not sum due to rounding; growth represents change from the comparable year-ago period.
Effective Q1 2018, our operational metrics reflect the impact of the Venezuela deconsolidation. Prior to Q1 2018, all metrics include Venezuela.

Mastercard Incorporated - Page 11

Footnote

The tables set forth the gross dollar volume (“GDV”), purchase volume, cash volume and the number of purchase transactions, cash transactions and cards on a regional and global basis for Mastercard™-branded cards. Growth rates over prior periods are provided for volume-based data.

Debit transactions on Maestro® and Cirrus®-branded cards and transactions involving brands other than Mastercard are not included in the preceding tables.

For purposes of the table: GDV represents purchase volume plus cash volume and includes the impact of balance transfers and convenience checks; “purchase volume” means the aggregate dollar amount of purchases made with Mastercard-branded cards for the relevant period; and “cash volume” means the aggregate dollar amount of cash disbursements obtained with Mastercard-branded cards for the relevant period. The number of cards includes virtual cards, which are Mastercard-branded payment accounts that do not generally have physical cards associated with them.

The Mastercard payment product is comprised of credit, charge, debit and prepaid programs, and data relating to each type of program is included in the tables. Debit programs include Mastercard-branded debit programs where the primary means of cardholder validation at the point of sale is for cardholders either to sign a sales receipt or enter a PIN. The tables include information with respect to transactions involving Mastercard-branded cards that are not switched by Mastercard and transactions for which Mastercard does not earn significant revenues.

Information denominated in U.S. dollars is calculated by applying an established U.S. dollar/local currency exchange rate for each local currency in which Mastercard volumes are reported. These exchange rates are calculated on a quarterly basis using the average exchange rate for each quarter. Mastercard reports period-over-period rates of change in purchase volume and cash volume on the basis of local currency information, in order to eliminate the impact of changes in the value of foreign currencies against the U.S. dollar in calculating such rates of change.

The data set forth in the GDV, purchase volume, purchase transactions, cash volume and cash transactions columns is provided by Mastercard customers and is subject to verification by Mastercard and partial cross-checking against information provided by Mastercard’s transaction switching systems. The data set forth in the cards columns is provided by Mastercard customers and is subject to certain limited verification by Mastercard. A portion of the data set forth in the cards columns reflects the impact of routine portfolio changes among customers and other practices that may lead to over counting of the underlying data in certain circumstances. All data is subject to revision and amendment by Mastercard or Mastercard’s customers.

Article 8 of the EU Interchange Fee Regulation related to card payments that became effective June 9, 2016 states that a network can no longer charge fees on domestic EEA payment transactions that do not use its payment brand. Prior to that, Mastercard collected a de minimis assessment fee in a few countries, particularly France, on transactions with Mastercard co-badged cards if the brands of domestic networks (as opposed to Mastercard) were used. As a result, the non-Mastercard co-badged volume is no longer being included.

To aid in understanding the underlying trends in the business, the table above reflects adjusted growth rates for the impact of Article 8, by eliminating the related co-badged volumes where relevant.

Performance information for prior periods can be found in the “Investor Relations” section of the Mastercard website at www.mastercard.com/investor.

Mastercard Incorporated - Page 12

Non-GAAP Reconciliations

	Three Months Ended September 30, 2018
	Operating expenses	Operating margin	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$1,611	58.7%	16.1%	$1,899	$1.82
Special Items - litigation provisions [1]	(29)	0.8%	0.1%	22	0.02
Special Items - discrete tax items [2]	—	—%	2.9%	(65)	(0.06)
Non-GAAP	$1,582	59.4%	19.1%	$1,856	$1.78

	Nine Months Ended September 30, 2018
	Operating expenses	Operating margin	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$5,095	54.3%	17.2%	$4,960	$4.73
Special Items - litigation provisions [1,3,4]	(371)	3.3%	0.3%	286	0.27
Special Items - discrete tax items [2]	—	—%	1.0%	(65)	(0.06)
Non-GAAP	$4,724	57.6%	18.5%	$5,181	$4.94

	Nine Months Ended September 30, 2017
	Operating expenses	Operating margin	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$4,085	55.5%	26.8%	$3,688	$3.43
Special Items - litigation provisions [5]	(15)	0.2%	—%	10	0.01
Non-GAAP	$4,070	55.7%	26.8%	$3,698	$3.44

	Three Months Ended September 30, 2018 as compared to the Three Months Ended September 30, 2017
	Increase/(Decrease)
	Net revenue	Operating expenses	Operating margin	Effective income tax rate	Net income	Diluted earnings per share
Reported - GAAP	15%	11%	1.5 ppt	(9.9) ppt	33%	36%
Special Items - litigation provisions [1]	—%	(2)%	0.8 ppt	0.1 ppt	2%	2%
Special Items - discrete tax items [2]	—%	—%	- ppt	2.9 ppt	(5)%	(5)%
Non-GAAP	15%	9%	2.3 ppt	(6.9) ppt	30%	33%
Foreign currency [6]	2%	1%	0.3 ppt	0.1 ppt	3%	3%
Non-GAAP - currency-neutral	17%	10%	2.6 ppt	(6.8) ppt	33%	36%

Mastercard Incorporated - Page 13

	Nine Months Ended September 30, 2018 as compared to the Nine Months Ended September 30, 2017
	Increase/(Decrease)
	Net revenue	Operating expenses	Operating margin	Effective income tax rate	Net income	Diluted earnings per share
Reported - GAAP	21%	25%	(1.2) ppt	(9.6) ppt	34%	38%
Special Items - litigation provisions [1,3,4,5]	—%	(9)%	3.1 ppt	0.3 ppt	7%	8%
Special Items - discrete tax items [2]	—%	—%	- ppt	1.0 ppt	(2)%	(2)%
Non-GAAP	21%	16%	1.9 ppt	(8.3) ppt	40%	44%
Foreign currency [6]	(1)%	(1)%	- ppt	0.1 ppt	(1)%	(1)%
Non-GAAP - currency-neutral	20%	15%	1.9 ppt	(8.2) ppt	39%	42%

Note: Tables may not sum due to rounding.
1 Impact of the following provisions for litigation in Q3'18: $23 million ($17 million after tax, or $0.02 per diluted share) related to litigation settlements with U.K. merchants and $6 million ($5 million after tax, and a de minimis impact to diluted shares) related to litigation settlements with Pan-European merchants.
2 Impact of the following tax benefits in Q3'18: $65 million ($0.06 per diluted share) related primarily to provisions for legal matters in the United States.
3 Impact of the following provisions for litigation in Q2'18: $210 million ($163 million after tax, or $0.16 per diluted share) related to litigation settlements for both the U.S. merchant class litigation and the filed and anticipated opt-out U.S. merchant cases and $15 million ($12 million after tax, or $0.01 per diluted share) related to litigation settlements with U.K. merchants.
4 Impact of the following provisions for litigation in Q1'18: $70 million ($53 million after tax, or $0.05 per diluted share) related to litigation settlements with Pan-European merchants, $27 million ($21 million after tax, or $0.02 per diluted share) related to an increased reserve for our U.S. merchant opt-out cases and $19 million ($15 million after tax, or $0.01 per diluted share) related to litigation settlements with U.K. merchants, and
5 Impact of a provision for litigation in Q1’17 of $15 million ($10 million after tax, or $0.01 per diluted share) related to a litigation settlement with Canadian merchants.
6 Represents the foreign currency translational and transactional impact.